UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2015
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth below in Item 5.02 regarding Rakesh Sachdev's Employment Agreement and RSU Agreement (each, as defined below) is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Chief Executive Officer
On December 15, 2015, the Board of Directors (the "Board") of Platform Specialty Products Corporation ("Platform") appointed Rakesh Sachdev as its Chief Executive Officer, effective as of January 5, 2016. In this role, Mr. Sachdev will be the principal executive officer of Platform and an executive officer for reporting purposes under Section 16(a) of the Securities Exchange Act of 1934, as amended. On December 15, 2015, the Board also elected Mr. Sachdev to the Board as of January 5, 2016. Mr. Sachdev will not serve on any committee of the Board.
Prior to joining Platform, Mr. Sachdev, age 59, served as President and Chief Executive Officer of Sigma-Aldrich Corporation ("Sigma-Aldrich") beginning in 2010. Mr. Sachdev joined Sigma-Aldrich in 2008 as Chief Financial Officer and took on the additional role of Chief Administrative Officer with direct oversight of Sigma-Aldrich’s international business in 2009. He was Senior Vice President and President Asia Pacific of ArvinMeritor, Inc. (“ArvinMeritor”), a global supplier of engineered systems to the automotive industry, from 2007 to 2008. At ArvinMeritor, Mr. Sachdev also served in other leadership roles, including Interim Chief Financial Officer, Senior Vice President Strategy and Corporate Development and Vice President and General Manager of several of ArvinMeritor’s global businesses from 1999 to 2007. Prior to joining ArvinMeritor, he worked for Cummins Inc., a global manufacturer of engines and other industrial products in various leadership roles, including Chief Financial Officer for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev holds a M.B.A. from Indiana University, a Masters in Mechanical Engineering from the University of Illinois and a Bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology in New Delhi. Mr. Sachdev is also a director of Regal-Beloit Corporation, Edgewell Personal Care Company and the Federal Reserve Bank of St. Louis and serves on the Board of Trustees of Washington University in St. Louis.
There is no arrangement or understanding between Mr. Sachdev and any other person pursuant to which he was appointed as Chief Executive Officer of Platform or as a member of the Board. There has been no transaction, or proposed transaction, since January 1, 2014, to which Mr. Sachdev or any member of his respective immediate family had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sachdev and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.
Employment Agreement with Chief Executive Officer
In connection with Mr. Sachdev's appointment, on December 15, 2015, Platform and Mr. Sachdev entered into an executive employment agreement (the “Employment Agreement”), effective January 5, 2016 (the "Effective Date"), which provides Mr. Sachdev with the following compensation and benefits:

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An annual base salary of $1,000,000.00 (the "Base Salary"), less applicable withholding and taxes, paid in installments consistent with Platform's normal payroll schedule, subject to periodic review and adjustment by the Compensation Committee of the Board (the “Compensation Committee”);

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An annual target cash bonus opportunity of 100% of Mr. Sachdev’s Base Salary, in accordance with Platform’s annual cash bonus program, based on the satisfaction of performance criteria to be established by the Compensation Committee within the first three (3) months of each fiscal year that begins during Mr. Sachdev's employment (the "Target Annual Bonus");

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A restricted stock unit award with respect to 500,000 shares of Platform’s common stock (collectively, the "RSUs"), subject to a cliff vesting period ending on December 31, 2018 and a portion of which is subject to the performance targets specified in a separate restricted stock unit award agreement by and between Mr. Sachdev and Platform, effective on the Effective Date (the “RSU Agreement”), subject to the terms and conditions of the RSU Agreement described under "RSU Agreement with Chief Executive Officer" below;

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An annual long-term incentive compensation award targeted to achieve a value equal to $3,000,000.00, as determined as of the date of the grant, in the form of stock options, restricted stock units, performance shares or other forms of equity or long-term incentive as determined by the Compensation Committee within its sole discretion (the “LTCB Bonus”); and

•	Employee benefits consistent with those employee benefit plans provided to other senior executives of Platform, including the benefits outlined in Platform's executive relocation policy.
Notwithstanding anything to the contrary in the Employment Agreement, Mr. Sachdev's Base Salary, Target Annual Bonus and LTCB Bonus will be reviewed and set annually by the Compensation Committee, within its sole discretion; provided that the Base Salary and LTCB Bonus will not be reduced below $1,000,000.00 and $3,000,000.00, respectively, and the Target Annual Bonus will not be reduced below 100% of the Base Salary, in each case other than pursuant to any company-wide reductions in compensation affecting executive level employees.
Platform may terminate Mr. Sachdev’s "at will" employment (i) by reason of Mr. Sachdev's Death or Disability (each, as defined in the Employment Agreement), or (ii) for or without Cause (as defined below) in case of (A) the willful and continuous failure by Mr. Sachdev to substantially perform his duties within ten (10) days after a written demand for substantial performance by the Board, (B) Mr. Sachdev's misconduct or gross negligence which the Board has determined cannot be adequately remediated or which resulting harm to Platform is not corrected by Mr. Sachdev within ten (10) days after a written demand for correction by the Board, (C) Mr. Sachdev's conviction or entering of a plea of guilty or nolo contendere to the commission of a felony, or (D) Mr. Sachdev's fraud, embezzlement, theft or dishonesty, which in each case is of a material nature against Platform, or his willful violation of a procedure or policy of Platform resulting in material economic harm to Platform (each, a “Cause”).
Mr. Sachdev may also terminate his employment for Good Reason (as defined below) in the event of (i) a material diminution of his authority, duties or responsibilities, (ii) any action or inaction that constitutes a material breach by Platform of the Employment Agreement, or (iii) a material diminution in Mr. Sachdev's Base Salary (each, a “Good Reason”). Good Reason, however, shall not be deemed to exist unless Mr. Sachdev’s termination of employment occurs within six (6) months following the initial existence of either (i), (ii) or (iii) above, Mr. Sachdev provides Platform with a written notice of the existence of such condition within ninety (90) days after the initial existence of the condition, and Platform fails to remedy the condition within thirty (30) days after its receipt of such notice.
Pursuant to the Employment Agreement, in the event Mr. Sachdev is terminated by Platform for Cause or if Mr. Sachdev voluntarily terminates his employment without Good Reason, Mr. Sachdev would be entitled only to his accrued yet unpaid Base Salary through the date of termination, and would not be entitled to any further Base Salary or any applicable Target Annual Bonus or other benefits for that year or any future year.

If Mr. Sachdev is involuntarily terminated by Platform without Cause or if he terminates his employment for Good Reason, Mr. Sachdev would be entitled, subject to the terms and condition of the Employment Agreement, to (i) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (ii) a severance payment equal to two (2) times his annual Base Salary, payable in equal installments over a 24-month period, subject to deductions for customary withholdings, and (iii) an amount equal to the product of (A) his Target Annual Bonus for the year in which the date of termination occurs determined in accordance with Platform's annual incentive compensation plan in a manner consistent with that applicable to other participants, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed in the performance year as of the date of the termination, and (2) the denominator of which is 365 (the "Pro Rata Bonus"), which Pro Rata Bonus shall be paid at the same time that incentives are paid to other participants, but in no event after March 15th of the year following the year in which the date of termination occurs.
The Employment Agreement also contains two-year non-competition and non-solicitation provisions, as well as confidentiality provisions.
The description of the Employment Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
RSU Agreement with Chief Executive Officer
In connection with Mr. Sachdev's appointment, Platform and Mr. Sachdev's also entered into a time and performance-based restricted stock unit award agreement (the "RSU Agreement"), effective on the Effective Date.
The RSU Agreement is subject to the terms, provisions and restrictions set forth in the Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan, as it may be amended and/or restated from time to time (the "Plan"). Pursuant to the RSU Agreement, Mr. Sachdev was granted a target number of 500,000 time and performance-based restricted stock units (collectively, the "RSUs"). Each RSU represents a contingent right to receive one share of Platform’s common stock.
The number of RSUs actually awarded to Mr. Sachdev will be determined at the end of the performance period, which will commence on the Effective Date and which will end on December 31, 2018 (the "Performance Period"). Subject to Mr. Sachdev's continuous employment with Platform, the RSUs will vest and be earned as follows: (a) 250,000 RSUs on December 31, 2018 (the "Time Vested RSUs") and (b) up to 250,000 RSUs as of the last day of the Performance Period based on the satisfaction of certain performance criteria (the "Performance Vested RSUs"). The RSUs may, in certain circumstances, become immediately vested as of the date of (i) a termination of Mr. Sachdev's employment, as indicated below, or (ii) a change in control of Platform. Any Performance Vested RSUs that become earned, as a result of the satisfaction of the relevant performance criteria as of December 31, 2016 and December 31, 2017, shall become Time Vested RSUs and will vest on December 31, 2018 if Mr. Sachdev remains in the continuous service of Platform through that date.
If Mr. Sachdev's continuous employment is terminated for any reason prior to the end of the Performance Period, then any and all RSUs will be forfeited immediately. Notwithstanding the foregoing, if Mr. Sachdev's continuous employment with Platform is terminated (i) by Platform or its related entities due to Mr. Sachdev's Death or Disability (each, as defined in the RSU Agreement), (ii) by Platform without Cause or (iii) by Mr. Sachdev for Good Reason, then (A) the Time Vested RSUs would immediately become fully vested as of the date of such termination, and (B) the Performance Vested RSUs would vest on a pro rate basis by multiplying 250,000 by a fraction, (a) the numerator of which is the number of days elapsed from the Effective Date to the date of termination and (b) the denominator of which is 1,092.
The description of the RSU Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the RSU Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The RSU Agreement is also qualified in its entirety by reference to the full text of the Plan, a summary of which was included in Proposal 4 in Platform’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014, and a copy of which was filed as Appendix A to such definitive proxy statement. Both the summary and copy of the Plan are incorporated herein by reference.
Retirement of Daniel H. Leever
In connection with Mr. Sachdev's appointment, on December 14, 2015, Platform received a written letter of resignation from Daniel H. Leever stating that he was resigning from his positions as Chief Executive Officer and President of Platform and Vice Chairman of the Board, effective immediately. Mr. Leever's intention to retire was previously announced by Platform in October 2015.
On December 16, 2015, Platform announced that Mr. Sachdev had been appointed as Chief Executive Officer of Platform, effective January 5, 2016 and that Mr. Leever was retiring, effective immediately. A copy of this press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated December 15, 2015, by and between Platform and Mr. Rakesh Sachdev (effective January 5, 2016).
10.2	Time and Performance-Based Restricted Stock Unit Award Agreement by and between Platform and Mr. Rakesh Sachdev (effective January 5, 2016).
10.3
Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan (summary filed in Proposal 4 and text filed as Appendix A to Platform’s Definitive Proxy Statement filed on April 25, 2014, all incorporated herein by reference).

99.1	Press Release dated December 16, 2015 relating to the appointment of Mr. Rakesh Sachdev as Chief Executive Officer of Platform.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
December 16, 2015 (Date)	/s/ Sanjiv Khattri Sanjiv Khattri Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated December 15, 2015, by and between Platform and Mr. Rakesh Sachdev (effective January 5, 2016).
10.2	Time and Performance-Based Restricted Stock Unit Award Agreement by and between Platform and Mr. Rakesh Sachdev (effective January 5, 2016).
10.3
Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan (summary filed in Proposal 4 and text filed as Appendix A to Platform’s Definitive Proxy Statement filed on April 25, 2014, all incorporated herein by reference).

99.1	Press Release dated December 16, 2015 relating to the appointment of Mr. Rakesh Sachdev as Chief Executive Officer of Platform.